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                                                                   Exhibit 10.24

                                SECOND AMENDMENT
                                     TO THE
                              CARDINAL HEALTH, INC.
                           DEFERRED COMPENSATION PLAN
                    (As amended and restated January 1, 2002)

                             BACKGROUND INFORMATION

A. Cardinal Health, Inc. ("Cardinal Health") established and maintains the Cardinal Health, Inc. Deferred Compensation Plan (the "Shadow Plan") for the benefit of selected highly compensated and management employees and their beneficiaries.

B. The Cardinal Health, Inc. Employee Benefits Policy Committee (the "Policy Committee") oversees the administration of the Shadow Plan and is authorized to amend the Shadow Plan.

C. The Policy Committee desires to amend the Shadow Plan to restrict dividend reinvestments in the Cardinal Stock Account of Reporting Persons who had established such Accounts prior to their becoming Reporting Persons and make other changes with respect to Reporting Persons' Accounts under the Shadow Plan.

D. Section 7.1 of the Shadow Plan permits the amendment of the Shadow Plan at any time.

                          AMENDMENT OF THE SHADOW PLAN

1. The fifth sentence of the first paragraph of Section 3.6 of the Shadow Plan shall be replaced by the following sentences:

            In no event shall a Participant who is a Reporting Person be permitted to change any amounts invested in any other investment alternative to a Cardinal Stock Account. In addition, a Participant who is a Reporting Person shall not be permitted to change any investment in a Cardinal Stock Account (as defined below) to any other investment alternative, except that a Participant who becomes a Reporting Person after commencing participation in the Shadow Plan and who has an investment in a Cardinal Stock Account may make a one-time election to direct all or a portion of the investment in a Cardinal Stock Account into an alternate investment option available under the Plan. A Participant who ceases to be a Reporting Person may again change investments into or out of a Cardinal Stock Account without regard to the above restrictions.

2. The first paragraph of Section 3.7 of the Shadow Plan shall be amended to add the following sentences to the end thereof:

            A Participant who ceases to be a Reporting Person may again elect to invest future contributions in his Account in Shares subject to this
      Section 3.7.

3. The third paragraph of Section 3.7 of the Shadow Plan shall be amended to read as follows:

            In the case of the Cardinal Stock Account (if any) of a Participant other than a Reporting Person (as of the Dividend Payment Date), the earnings (or losses) credited to such

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      account shall consist solely of dividend equivalent credits pursuant to this paragraph. Whenever a dividend or other distribution is made with respect to the Shares, then the Cardinal Stock Account of a Participant who is not a Reporting Person (as of the Dividend Payment Date) shall be credited, on the payment date for such dividend or other distribution (the "Dividend Payment Date"), with a number of additional Shares having a Value, as of the Dividend Payment Date, based upon the number of Shares deemed to be held in the Participant's Cardinal Stock Account as of the record date for such dividend or other distribution (the "Dividend Record Date"), if such Shares were outstanding. If such dividend or other distribution is in the form of cash, the number of Shares so credited shall be a number of Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the amount of cash that would have been distributed with respect to the Shares deemed to be held in the Participant's Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. If such dividend or other distribution is in the form of Shares, the number of Shares so credited shall equal the number of such Shares (and fractions thereof) that would have been distributed with respect to the Shares deemed to be held in the Participant's Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. If such dividend or other distribution is in the form of property other than cash or Shares, the number of Shares so credited shall be a number of Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the value of the property that would have been distributed with respect to the Shares deemed to be held in the Participant's Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. The value of such property shall be its fair market value as of the Dividend Payment Date, determined by the Board based upon market trading if available and otherwise based upon such factors as the Board deems appropriate.

            With respect to a Participant who is a Reporting Person on the Dividend Payment Date, the cash value of the dividend or other distribution shall be invested in an alternate investment option under the Plan, as determined by the Committee in its sole discretion. To the extent that the dividend or other distribution is made in a form other than cash, the Shares or other property shall be liquidated to cash as soon as administratively practicable and thereafter invested as indicated herein.

4. All other provisions of the Shadow Plan shall remain in full force and effect.

                                 CARDINAL HEALTH, INC.

                                 By: /s/ Susan Nelson
                                     ----------------------------------------
                                     Susan Nelson, Vice President, Benefits

                                 Date: 5/25/04